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                                                                     EXHIBIT 1.1

                               20,000,000 SHARES*

                        SUPERCONDUCTOR TECHNOLOGIES INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                    May 20, 2004

NEEDHAM & COMPANY, INC.
Merriman Curhan Ford & Co.
    c/o Needham & Company, Inc.
    445 Park Avenue
    New York, New York 10022

Ladies and Gentlemen:

      Superconductor Technologies Inc., a Delaware corporation (the "Company"), proposes to issue and sell 20,000,000 shares (the "Firm Shares") of the Company's common stock, $.001 par value (the "Common Stock"), in each case to you and to the several other Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as Representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 3,000,000 shares of Common Stock, on the terms and for the purposes set forth in
Section 1(b) ("Option Shares"). The Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

      The Company confirms as follows its respective agreement with the Representatives and the several other Underwriters.

      1. AGREEMENT TO SELL AND PURCHASE.

            (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of $______ for each Firm Share.

            (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the Underwriters to purchase, severally and not jointly, up to the maximum number of Option Shares set forth in Schedule II of this Agreement at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this

-----------------

* Plus an option to purchase up to an additional 3,000,000 shares to cover over-allotments.

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Agreement upon written or telegraphic notice (the "Option Shares Notice") by the
Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by Needham & Company, Inc. in such manner as they deem advisable to avoid fractional shares.

      2. DELIVERY AND PAYMENT.

      Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by wire transfer or certified check payable in same-day funds to the order of (i) the Company for the Firm Shares to be sold by it at the office of Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., New York City time, the fourth) business day following the commencement of the offering contemplated by this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

      To the extent the Underwriters exercise the Option, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

      Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

      The Company shall bear the cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares to the Underwriters. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents, warrants and covenants to each Underwriter that:

            (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-111818) which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement was declared effective by the Commission on March 17, 2004. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission (collectively, the "Rules and Regulations"), including all documents incorporated or deemed incorporated by reference therein and any information deemed to be a part hereof as of the date of this Agreement pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called a "Rule 462(b) Registration Statement," and from and after the date and time of the filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has prepared and filed with the Commission a preliminary prospectus supplement together with the prospectus included in the Registration Statement at the time it was declared effective (collectively, together with all documents incorporated or deemed incorporated therein by reference, the "preliminary prospectus"). Promptly after execution and delivery of this Agreement, the Company will prepare and

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file a final prospectus supplement, together with the prospectus included in the
Registration Statement at the time it was declared effective, in accordance with the provisions of Rule 424(b) of the Rules and Regulations. Such final prospectus supplement and prospectus, in the form first used by the Underwriters to confirm sales of the Shares, together with all documents incorporated or deemed incorporated by reference therein pursuant to the Securities Act, the Rules or Regulations or the Exchange Act, is called the " Prospectus." All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statements, the preliminary prospectus, or the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," " included," "set forth," "described" or "stated" in the Registration Statement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

            (b) The Registration Statement and any Rule 462(b) Registration Statements have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Company is qualified and eligible under the requirements of Form S-3 to file the Registration Statement on Form S-3 and has complied with the requirements of Rule 415 with respect thereto.

      The preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, when filed by electronic transmission pursuant to EDGAR, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and on the Closing Date, and the Option Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended, or supplemented, as of its date and on the Closing Date and the Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the only information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement or Prospectus or any amendments or supplements thereto, appears in the third, fifth, sixth, tenth, eleventh, twelfth, thirteenth and fourteenth paragraphs under the heading "Underwriting."

            (c) The documents that are incorporated by reference in the Registration Statement and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the rules and regulations under the Exchange Act (the "Exchange Act Rules and Regulations"), as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

            (d) The Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other

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entity, other than the subsidiaries listed in Exhibit 21 to the Company's Annual
Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Subsidiaries"). Conductus, Inc., a Delaware corporation ("Conductus") is the Company's only active Subsidiary. Each of the Company and Conductus is, and at the Closing Date and, if later, the Option Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and Conductus has, and at the Closing Date and, if later, the Option Closing Date, will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and Conductus is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries or their business, properties, business prospects, condition (financial or other) or results of operations, taken as a whole. All of the outstanding shares of capital stock of Conductus have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not, and at the Closing Date and, if later, the Option Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and Conductus and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

            (e) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable and were issued in compliance with all applicable state and federal securities laws. The Firm Shares and the Option Shares to be issued by the Company (if any) have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable. No preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company included in, or incorporated by reference into, the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of Shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Firm Shares and the Option Shares as contemplated herein.

            (f) The financial statements, notes and schedules included in or incorporated by reference into the Registration Statement or the Prospectus, present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations, or the Rules and Regulations to be included in the Registration Statement or the Prospectus. PricewaterhouseCoopers LLP ("PWC"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The summary consolidated financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in or incorporated by reference into the Registration Statement. PWC has consented to the use of the financial statements in the Company's annual report on Form 10-K and the incorporation by reference of such financial statements in the Registration Statement and the Prospectus. No other consents of PWC are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations, or the Rules and Regulations to be included in the Registration Statement or the Prospectus.

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            (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Company's Common Stock granted pursuant to the Company's stock option plans or the exercise of warrants from the shares reserved therefor as described in the Registration Statement), or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will the Company or any of its Subsidiaries enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

            (h) The Company is not and will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (i) Except as set forth in the Registration Statement and the Prospectus, there are no legal actions, suits or proceedings pending or threatened against or, to the knowledge of the Company, affecting the Company, or any of its Subsidiaries, or any of its or their officers or directors in their capacity as such, nor, to the knowledge of the Company, any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company, any of its Subsidiaries, or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries.

            (j) The Company and each Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to materially and adversely affect the Company or the business, properties, business prospects, condition (financial or other) or results of operations of the Company or any of its Subsidiaries. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to materially and adversely affect the Company or any of its Subsidiaries, or the business, properties, business prospects, condition (financial or other) or results of operations of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be in violation of any provision of its certificate of incorporation, by-laws or other organizational documents.

            (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

            (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws or other organizational documents of the Company or any

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of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency, self-regulatory organization or body applicable to the business or properties of the Company or any of its Subsidiaries.

            (m) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

            (n) There is no document, contract, permit or instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof, except where the enforcement thereof.

            (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by
Section 5 of this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

            (p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and
(ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the preliminary prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

            (r) The Common Stock is registered under Section 12(g) of the Exchange Act. The Common Stock is included on the Nasdaq National Market (the "NNM") and the Shares to be sold by the Company hereunder have been approved for listing, subject to official notice of issuance of the Firm Shares and the Option Shares.

            (s) The Company and its Subsidiaries have sufficient trademarks, trade names, patents, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted, and none of the foregoing intellectual property rights owned or licensed by the Company is invalid or unenforceable. Other than as set forth in the Prospectus, the Company has no knowledge of any infringement by it or any of its Subsidiaries of trademarks, trade names, trade name rights, patents, patent rights, mask work rights, copyrights, licenses, trade secrets or other similar rights of others, where such infringement could have a material and adverse effect on the Company, any of its Subsidiaries, or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries. The Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any of the foregoing intellectual property rights. There is no claim being made or threatened to be made against the Company or any of its Subsidiaries, or to the knowledge of the Company, any employee of the Company or any of its Subsidiaries, regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could reasonably be expected to have a material adverse effect on

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the Company, any of its Subsidiaries, or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries.

            (t) The Company and each of its Subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes and assessments received by them to the extent that such taxes or assessments have become due. Neither the Company nor any of its Subsidiaries has any tax deficiency which has been or, to the knowledge of the Company, might be asserted or threatened against them which could reasonably be expected to have a material and adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, singly or taken as a whole.

            (u) The pro forma financial information incorporated by reference in the Registration Statement reflects, subject to the limitations set forth in the Registration Statement as to such pro forma financial information, the results of operations of the Company and its consolidated Subsidiaries purported to be shown thereby for the periods indicated and conforms to the requirements of Regulation S-X of the Rules and Regulations and management of the Company believes (i) the assumptions underlying the pro forma adjustments are reasonable, (ii) that such adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements and notes thereto, and (iii) that such statements and notes thereto present fairly, with respect to the Company and its consolidated Subsidiaries, the pro forma financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified.

            (v) The Company and each of its Subsidiaries own or possess all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Registration Statement and Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not materially adversely affect the Company, any of its Subsidiaries, or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries. There is no proceeding pending or threatened (or any basis therefor known to the Company) which may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations), except where such noncompliance would not materially adversely affect the Company, any of its Subsidiaries, or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries.

            (w) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering product liability and claims insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

            (x) Neither the Company nor any of its Subsidiaries has nor, to the knowledge of the Company, any of its or their respective employees or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            (y) The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder

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(the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (z) The Company and each of its Subsidiaries has complied in all material respects with all applicable domestic or foreign laws (statutory, common, or otherwise), orders, writs, injunctions, decrees, awards, stipulations, ordinances or administrative doctrines, equitable principles, codes, rules, regulations, executive orders, requests, or other similar authority enacted, adopted, promulgated, or applied by any governmental body and applicable to the Company or a Subsidiary of the Company (collectively, the "Laws"). No action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, investigation or similar event, occurrence or proceeding is pending or, to the knowledge of the Company, threatened against it alleging any failure to comply with the Laws.

      4. AGREEMENTS OF THE COMPANY.

      The Company covenants and agrees with the Underwriters as follows:

            (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

            (b) The Company will notify the Representatives promptly, and will confirm such notification in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the preliminary prospectus, the Prospectus or the offering. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Representatives promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

            (c) The Company will furnish to each of the Representatives, without charge, one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

            (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

            (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the preliminary prospectus, the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the preliminary prospectus, the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Representatives after reasonable notice thereof.

            (f) Prior to the public offering of the Shares contemplated by this Agreement, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

            (g) The Company will, so long as and to the extent required under the Rules and Regulations, furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail.

            (h) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

            (i) The Company will timely file such reports under the Exchange Act as are necessary to make generally available to holders of its securities as soon as may be practicable an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date, which will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

            (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Representatives, in such proportions as they may agree upon themselves, all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, any Underwriters' Questionnaires, the Shareholder's Agreement, any Underwriters' Powers of Attorney, and any invitation letters to prospective Underwriters, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NNM, (vi) any filing fees associated with filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the

Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and (ix) the transfer agent for the Shares.

            (k) The Company will not at any time, directly or indirectly, take any action designed or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

            (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

            (m) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, without the prior written consent of Needham & Company, Inc., the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant hereto and to employee stock option plans disclosed in the Prospectus or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

            (n) During the period of 90 days after the date of the Prospectus, the Company will not, without the prior written consent of Needham & Company, Inc., grant options to purchase shares of Common Stock at a price less than the public offering price set forth on the cover of the Prospectus. During the period of 90 days after the date of the Prospectus, except for the registration of shares underlying the warrants to Agility Capital and Silicon Valley Bank in connection with the April 2004 bridge loan, the Company will not file with the Commission or cause to become effective any registration statement filed relating to any securities of the Company without the prior written consent of Needham & Company, Inc.

            (o) The Company will cause each of its officers and directors to, enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, Inc., sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms and subject to the conditions set forth in the form of lock-up agreement attached as Schedule III hereto.

      5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

      The obligations of each Underwriter hereunder are subject to the following conditions:

            (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and all Rule 462(b) Registration Statements shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

            (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and counsel for the Underwriters and the Representatives do not object thereto in good faith, and
(v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon their information and belief), to the effect of clauses
(i), (ii) and (iii) of this paragraph.

            (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood, act of terrorism, or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the price set forth in Section 1(a) of this Agreement.

            (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries.

            (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

            (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters, from GUTH|CHRISTOPHER LLP, counsel to the Company, with respect to the following matters:

                  (i) Each of the Company and Conductus, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Conductus"), is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware; has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus; and is duly qualified to conduct business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such qualification necessary and where the failure to be qualified would have a material and adverse effect on the business or financial condition of the Company.

                  (ii) The Shares to be sold by the Company in the Offering have been duly authorized and, when issued and paid for as contemplated by the Agreement, will be validly issued, fully paid and nonassessable, and are not subject to preemptive or similar rights pursuant to the Certificate or Bylaws or by statute or any agreement filed as an exhibit to the Documents Incorporated by Reference, or to our knowledge, any other agreement by which the Company is bound.

                  (iii) All of the outstanding shares of capital stock of Conductus have been duly authorized and validly issued and are fully paid and nonassessable, and, to our knowledge, are owned by the Company free and clear of all claims, liens, charges and encumbrances. To our knowledge, there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of Conductus.

                  (iv) The authorized and outstanding capital stock of the Company as of April 3, 2004 is as set forth on page S-22 of the Prospectus in the column titled "Actual" under the caption "Capitalization" (except for subsequent issuances, pursuant to the Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities, options or warrants referred to in the Prospectus). To our knowledge, except as disclosed in or specifically contemplated by the Prospectus, as of April 3, 2004, there were no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                  (v) To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described.

                  (vi) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated under the Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares.

                  (vii) The Company has full corporate power and authority to enter into the Agreement. The Agreement has been duly authorized, executed and delivered by the Company.

                  (viii) The execution and delivery of the Agreement, the compliance by the Company with all its terms and the consummation of the Offering (a) do not contravene any provision of the Certificate or By-Laws of the Company or of Conductus, or to our knowledge, any provision of any applicable federal or state law, rule or regulation (other than state securities or Blue Sky laws or regulations to which we give no opinion), and (b) to our knowledge will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or Conductus pursuant to the terms and provisions of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument which is listed as an exhibit to the Documents Incorporated by Reference or, to which the Company or Conductus is a party or violate or conflict with any judgment, ruling, decree or order known to us.

                  (ix) To our knowledge, (i) there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference as required, and (ii) each description of such contracts and documents that is contained in the Registration Statement and Prospectus fairly presents in all material respects the information required under the Act and the Rules and Regulations.

                  (x) The statements on page 17 of the Prospectus under the caption "Description of Common and Preferred Stock" insofar as the statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters.

                  (xi) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xii) The Firm Shares and Option Shares to be sold by the Company have been duly authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

                  (xiii) To our knowledge, except as stated in the Prospectus or in the Agreement, no holder of securities of the Company has rights, which have not been waived or satisfied, to require the Company to register with the Commission shares of Common Stock or other securities, as part of the Offering.

                  (xiv) The Registration Statement has become effective under the Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated.

                  (xv) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements, schedules and other financial and statistical data contained in or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no opinion).

                  (xvi) Such counsel has participated in the preparation of the Registration Statement and Prospectus and has no reason to believe that, as of the Effective Date the Registration Statement, or any amendment or supplement thereto, (other than the financial statements, schedules and other financial data contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto, as of its date and the Closing Date and, if later, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial data contained therein, as to which such counsel need express no opinion).

                  (xvii) The Documents Incorporated by Reference (other than the financial statements, schedules and other financial and statistical data contained therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

      In rendering the opinions in subparagraphs (xix) - (xix), counsel to the Company may rely upon officers of the Company and governmental officials and the representations and warranties of the Company contained in this Agreement, provided that the opinion of counsel to the Company shall state that they are doing so, that they have no reason to believe that they and the Underwriters are not entitled to rely on such opinions or certificates and that copies of such opinions or certificates are to be attached to the opinion.

      In rendering such opinion, counsel to the Company may rely upon as to matters of local law on opinions of counsel satisfactory in form and substance to the Representatives and counsel for the Underwriters, provided that the opinion of counsel to the Company shall state that they are doing so, that they have no reason to believe that they and the Underwriters are not entitled to rely on such opinions and that copies of such opinions are to be attached to the opinion.

            (g) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Gray Cary Ware & Freidenrich LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

            (h) Concurrently with the execution and delivery of this Agreement, PWC shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives, and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations, and with respect to certain financial and other statistical and numerical information contained in or incorporated by reference into the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, PWC shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from PWC, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

            (i) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, the Registration Statement and Prospectus are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading, and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

                  (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

                  (iii) Each of the covenants contained in this Agreement required to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

            (j) On or prior to the Closing Date, the Representatives shall have received the executed lock-up agreements referred to in Section 4(o).

            (k) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

            (l) Prior to the Closing Date, the Firm Shares and the Option Shares shall have been duly authorized for listing on the NNM upon official notice of issuance.

            (m) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned in this Agreement, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company contained in this Agreement, as to the performance by the Company of their respective obligations pursuant to this Agreement, or as to the fulfillment of the conditions concurrent and precedent to the obligations of the Representatives pursuant to this Agreement.

      6. INDEMNIFICATION.

            (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations pursuant to this Agreement or under law in connection with the transactions contemplated hereby; provided, however, that (i) the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus; and (ii) the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 4 hereof. The Company acknowledges that the only information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement or Prospectus or any amendments or supplements thereto, appears in the third, fifth, tenth, eleventh, twelfth, thirteenth and fourteenth paragraphs under the heading "Underwriting." This indemnity agreement will be in addition to any liability that the Company might otherwise have.

            (b) Each Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 6(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company acknowledges that the only information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement or Prospectus or any amendments or supplements thereto, appears in the third, fifth, tenth, eleventh, twelfth, thirteenth and fourteenth paragraphs under the heading "Underwriting." This indemnity will be in addition to any liability that each Underwriter might otherwise have.

            (c) Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by any indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

            (d) If the indemnification provided for in this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 6 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

            (e) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

      7. REIMBURSEMENT OF CERTAIN EXPENSES.

      In addition to its other obligations under Section 6(a) of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform their respective obligations hereunder or under law, all as described in Section 6(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

      8. TERMINATION.

      The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by NNM,
(ii) trading in securities generally on NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established in such market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such market, by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by federal authority, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of war or armed hostilities or other national or international calamity, crisis or terrorist act shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

      If this Agreement is terminated pursuant to Section 8 or 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 4(j), 6 and 7 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company in addition to any liability under Sections 4(j), 6 and 7 or otherwise hereunder will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by them in connection with the offering of the Shares.

      9. SUBSTITUTION OF UNDERWRITERS.

      If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this
Section 9 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any

Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10. MISCELLANEOUS.

      Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 460 Ward Drive, Santa Barbara, California 93111-2310 Attention: Chief Executive Officer, with a copy to Daniel Christopher, Esq., GUTH|CHRISTOPHER, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024, or (b) if to the Underwriters, to Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Jeffrey T. Baglio, Esq., Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121. Any such notice shall be effective only upon receipt. Any notice under such Section 8 or 9 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

      This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, and the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

      Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, Inc.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

      This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      The Company and the Underwriters each hereby waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

      Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                           Very truly yours,

                                           SUPERCONDUCTOR TECHNOLOGIES INC.

                                           By: _________________________________
                                               Title:

Confirmed as of the date first
above mentioned:

NEEDHAM & COMPANY, INC.
MERRIMAN CURHAN FORD & CO.
As Representatives of the Several Underwriters listed on Schedule I of this Agreement

By: NEEDHAM & COMPANY, INC.

     By: ___________________________

     Title:_________________________

SCHEDULE I

UNDERWRITERS

                                                            NUMBER OF FIRM
     UNDERWRITERS                                       SHARES TO BE PURCHASED
--------------------------                              ----------------------
Needham & Company, Inc.
Merriman Curhan Ford & Co.

                                                              ----------
         Total                                                20,000,000

SCHEDULE II

                                           TOTAL NUMBER         TOTAL NUMBER OF
                                          OF FIRM SHARES         OPTION SHARES
                                            TO BE SOLD             TO BE SOLD
                                          --------------        ---------------
Superconductor Technologies Inc.

         TOTALS
                                            ===========            ==========

SCHEDULE III

SUPERCONDUCTOR TECHNOLOGIES INC.
FORM OF LOCK-UP AGREEMENT

                                                                 _________, 2004

Needham & Company, Inc.
Merriman Curhan Ford & Co.
c/o Needham & Company, Inc.
445 Park Avenue
New York, NY 10022

Ladies and Gentlemen:

      The undersigned is a holder of securities of Superconductor Technologies Inc., a Delaware corporation (the "COMPANY"), and wishes to facilitate the public offering of shares of the Common Stock (the "COMMON STOCK") of the Company (the "OFFERING"). The undersigned recognizes that such Offering will be of benefit to the undersigned.

      In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that he, she or it will not, without the prior written approval of Needham & Company, Inc., acting on its own behalf and/or on behalf of other representatives of the underwriters, directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that is likely to result in a transfer of, any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which he, she or it may own, for a period commencing as of the date hereof and ending on the date which is ninety
(90) days after the date of the final Prospectus relating to the Offering; provided, however that the foregoing shall not prohibit any distribution by a partnership to its partners so long as such partners agree to be bound by the terms of this Agreement. The preceding sentence notwithstanding, if the Offering does not occur within six months of the date of this Agreement, the undersigned's obligations pursuant to this Agreement shall be null and void. The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

      This Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

                                             Very truly yours,

                                             ___________________________________
                                             (Print Shareholder Name)

                                             By: _______________________________
                                             Title, if applicable: